Exhibit 99.1

LTX Announces Fourth Quarter and Fiscal Year Results

    WESTWOOD, Mass.--(BUSINESS WIRE)--Aug. 25, 2005--LTX Corporation (NASDAQ: LTXX), a leading provider of semiconductor test solutions, today announced financial results for its fourth quarter and fiscal year ended July 31, 2005. The operating results for the quarter were at the high end of Company guidance.
    Sales for the quarter were $38,928,000, up from $25,534,000 in the third quarter. Net loss for the quarter was $(6,214,000), or $(0.10) per share on a GAAP basis, compared to a net loss of $(45,656,000), or $(0.75) per share in the third quarter. Sales were $80,434,000 for the fourth quarter of fiscal year 2004 and net income was $8,896,000, or $0.14 per diluted share.
    Total incoming orders for the fourth quarter were $39.5 million, up slightly from the prior quarter of $39.1M.
    For the twelve-month period ended July 31, 2005, sales were $134,531,000 compared to $255,801,000 in the preceding fiscal year. Net loss was $(132,726,000), or $(2.17) per share. For the prior fiscal year, net income was $1,961,000, or $0.03 per diluted share.
    Roger W. Blethen, chairman and chief executive officer, commented, "The past twelve months have been challenging for the Semiconductor Test Equipment industry and for LTX. However, conditions appear to be improving and LTX finished the fiscal year on a positive note with quarterly revenues increasing by 52% from Q3 fiscal 2005 to $39 million. We met or exceeded our operating objectives, including generating positive cash flow during the quarter."

    FIRST QUARTER FISCAL 2006 OUTLOOK

    For the quarter ending October 31, 2005, revenue is expected to be in the range of $43 million to $45 million, with gross margin of approximately 41%. In August, LTX begins stock option expensing in its GAAP results following its adoption of FAS123(R). The loss per share is projected to be in the range of $(0.08) to $(0.10) assuming 61.3 million fully diluted shares outstanding. This guidance does not include any provisions for special charges, but does include a preliminary estimate of $1 million in stock option expense.
    The Company will conduct a conference call today, August 25, 2005, at 4:30 PM EDT to discuss this release. The conference call will be simulcast via the LTX web site (www.ltx.com). Audio replays of the call can be heard through September 15, 2005 via telephone by dialing 888-286-8010, passcode 15943353 or by visiting our web site at www.ltx.com.

    "Safe Harbor" Statement: This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, statements regarding our revenue, margin, earnings guidance and the business cycle, are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors and risks that could cause actual results or events to differ materially from those indicated by these forward-looking statements. Such risks and factors include, but are not limited to, the risk of fluctuations in sales and operating results, risk related to the timely development of new products, options and software applications, as well as the other factors described under "Business Risks" in LTX's most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements.

    ABOUT LTX

    LTX Corporation (Nasdaq: LTXX) is a leading supplier of test solutions for the global semiconductor industry. Fusion, LTX's patented, scalable, single-platform test system, uses innovative technology to provide high performance, cost-effective testing of system-on-a-chip, mixed signal, RF, digital and analog integrated circuits. Fusion addresses semiconductor manufacturers' economic and performance requirements today, while enabling their technology roadmap of tomorrow. LTX's web site is www.ltx.com.

    LTX and Fusion are registered trademarks and enVision is a trademark of LTX Corporation.

    All other trademarks are the property of their respective owners.



                           LTX CORPORATION
                     CONSOLIDATED BALANCE SHEET
                           (In thousands)


                                                  July 31,  July 31,
                                                    2005      2004
                                                  --------- ---------
ASSETS
Current assets:
   Cash and Cash equivalents                       $55,269   $95,112
   Marketable Securities                           122,205   149,601
   Accounts receivable - trade                      19,776    32,961
   Accounts receivable - other                       5,497    11,494
   Inventories                                      41,181    69,220
   Prepaid Expense                                   4,942     9,828
                                                  --------- ---------
         Total current assets                      248,870   368,216

Property and equipment, net                         47,135    71,329
Goodwill and other intangible assets                16,162    15,763
Other assets                                         4,225     4,256
                                                  --------- ---------
                                                  $316,392  $459,564
                                                  ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt                  $606      $321
   Accounts payable                                 27,934    37,438
   Deferred revenues and customer advances           2,712     3,520
   Deferred gain on leased equipment                 2,215     6,852
   Other accrued expenses                           32,390    27,179
                                                  --------- ---------
         Total current liabilities                  65,857    75,310
                                                  --------- ---------


Long-term debt, less current portion               147,687   150,000
Stockholders' equity                               102,848   234,254
                                                  --------- ---------
                                                  $316,392  $459,564
                                                  ========= =========



                           LTX CORPORATION
                 CONSOLIDATED STATEMENT OF OPERATIONS
            (In thousands, except earnings per share data)

                                  Three Months       Twelve Months
                                  Ended July 31,     Ended July 31,
                                ----------------- --------------------
                                  2005     2004       2005      2004
                                -------- -------- ---------- ---------
Net sales                       $38,928  $80,434   $134,531  $255,801

Cost of sales                    23,994   45,717     90,806   154,672

Inventory related provision           -        -     47,457         -
                                -------- -------- ---------- ---------

    Gross margin                 14,934   34,717     (3,732)  101,129

Engineering and product
 development expenses            14,277   17,446     66,302    67,655

Selling, general and
 administrative expenses          6,119    7,815     29,366    28,037

Reorganization costs                  -        -     31,726         -
                                -------- -------- ---------- ---------

    Loss from operations         (5,462)   9,456   (131,126)    5,437

Interest income (expense), net     (752)    (560)    (1,600)   (3,476)
                                -------- -------- ---------- ---------

Income (Loss) before taxes       (6,214)   8,896   (132,726)    1,961

Provision for taxes                   -        -          -         -

Net loss                        $(6,214)  $8,896  $(132,726)   $1,961
                                ======== ======== ========== =========

Net loss per share
  Basic                          $(0.10)   $0.15     $(2.17)    $0.04
  Diluted                        $(0.10)   $0.14     $(2.17)    $0.03


Weighted average shares:
    Basic                        61,305   60,830     61,144    55,927
    Diluted                      61,305   62,073     61,144    58,057


    CONTACT: LTX Corporation
             Mark Gallenberger, 781-467-5417
             mark_gallenberger@ltx.com
             www.ltx.com